                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            SOUTHWEST WATER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

--------------------------------------------------------------------------------
                             SOUTHWEST WATER COMPANY
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


DATE AND TIME.....................    Monday, May 13, 2002, at 10:00 a.m.,
                                      Pacific Time

PLACE.............................    Omni Los Angeles Hotel at California Plaza
                                      251 South Olive Street, Los Angeles,
                                      California

ITEMS OF BUSINESS.................    1.  Elect two members of the Board of
                                          Directors for three-year terms.

                                      2.  Transact other business as may
                                          properly come before the Annual
                                          Meeting and any adjournment or
                                          postponement.

RECORD DATE.......................    You may vote if you owned Southwest Water
                                      Company stock on March 29, 2002.

ANNUAL REPORT AND FORM 10-K.......    Our 2001 Annual Report and Form 10-K,
                                      which are not part of the proxy soliciting material, are enclosed.

PROXY VOTING......................    It is important that your shares be
                                      represented and voted at the meeting.
                                      Depending on how your shares are held,
                                      please vote in one of the following ways:

                                      1.  If your shares are held for you by a
                                          bank, broker or other agency, follow
                                          the voting instructions provided with
                                          your proxy materials, or

                                      2.  If your shares are registered in your
                                          name with our transfer agent, use the
                                          toll-free number shown on the enclosed
                                          proxy card or mark, sign, date and
                                          promptly return the enclosed proxy
                                          card in the postage-paid envelope, or

                                      3.  Attend the meeting and vote in person.

                                      YOUR PROXY MAY BE REVOKED OR CHANGED AT
                                      ANY TIME PRIOR TO THE ANNUAL MEETING BY
                                      SUBMITTING A NEW, LATER-DATED PROXY.


April 9, 2002                         Peter J. Moerbeek,
                                      Secretary

                                TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
PROXY STATEMENT                                                                       1
   Proxy Delivery                                                                     1
   Annual Meeting Admission                                                           1
   Stockholders Entitled to Vote                                                      1
   Proxies and Voting Procedures                                                      1
   Cost of Proxy Distribution and Solicitations                                       2
   Eliminate Duplicate Mailings                                                       2
   Section 16(a) Beneficial Ownership Reporting Compliance                            2
   Relationship with Independent Public Accountants                                   2

ELECTION OF DIRECTORS                                                                 3
   Nominees for Directors Standing for Election in 2002                               3
   Directors Whose Terms Expire in 2003                                               3
   Directors Whose Terms Expire in 2004                                               4
   Officers Who are Not Directors                                                     4

BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES                                      5

GOVERNANCE OF THE COMPANY                                                             6
   Committees of the Board of Directors                                               7
   Director Compensation                                                              8
   Report of the Audit Committee                                                      8
   Independent Public Accountant Fees                                                 9
   Related Party Transactions                                                         9

PERFORMANCE GRAPH                                                                    10

EXECUTIVE COMPENSATION                                                               11
   Report of the Compensation Committee                                              11
   Summary Compensation Table                                                        13
   Executive Officers' Change of Control Compensation Agreements                     14
   Non-Employee Director Stock Options Granted in 2001                               15
   Non-Employee Director Options Exercised in 2001 and Year-End Option Values        15
   Option Grants to Named Executive Officers in 2001                                 16
   Options Exercised in 2001 and Year-End Option Values                              17
   Supplemental Executive Retirement Plan                                            18

OTHER MATTERS                                                                        19

                                 PROXY STATEMENT


PROXY DELIVERY

      We are providing these proxy materials in connection with the solicitation by the Board of Directors of Southwest Water Company, a Delaware corporation ("Southwest Water," the "Company," "we" or "us,") of proxies to be voted at our 2002 Annual Meeting of Stockholders and at any adjournment or postponement of that meeting. This Proxy Statement, form of proxy and voting instructions are being mailed on or about April 9, 2002.

      You are invited to attend our Annual Meeting of Stockholders on May 13, 2002, at 10:00 a.m., Pacific Time. The Annual Meeting will be held at the Omni Los Angeles Hotel at California Plaza, 251 South Olive Street, Los Angeles, California. A map showing directions to the hotel is included on the back cover of this Proxy Statement.

ANNUAL MEETING ADMISSION

      Admission to the Annual Meeting depends on your proof of share ownership. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, please obtain proof of ownership, such as a current brokerage account statement or certification from your broker. If your shares are registered with our transfer agent, no other proof of ownership is needed.

STOCKHOLDERS ENTITLED TO VOTE

      Owners of Southwest Water Company common or preferred Series "A" stock at the close of business on March 29, 2002, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 9,201,412 shares of common stock outstanding and 10,247 shares of preferred Series "A" stock outstanding. Common shares are entitled to one vote per share, and preferred Series "A" shares are entitled to five votes per share on matters properly brought before the Annual Meeting. The combined total number of eligible votes is 9,252,647.

PROXIES AND VOTING PROCEDURES

     Your vote is important. The proxy card that accompanies this proxy statement gives you voting instructions. Please review the enclosed proxy materials and vote as soon as possible.

     If your shares are registered in your name with Mellon Investor Services LLC, our transfer agent, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. If your shares are held for you by a bank, please follow their instructions.

     If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. The method by which you vote a proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.

     All shares that have been properly voted, and not revoked, whether by telephone or mail, will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by your proxy will be voted as recommended by the Board of Directors.

     If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. At the date of this proxy statement, we do not know of any other matters to be raised at the Annual Meeting.

      A listing of stockholders who have shares registered in their own name and are entitled to vote will be available at the Annual Meeting.

      Proxies may be changed or revoked at any time before the Annual Meeting by written notice to the Secretary of the Company, timely delivery of a later-dated proxy, or voting in person by ballot at the Annual Meeting.

      In order to conduct the business of the Annual Meeting, there must be a quorum. This means at least a majority of the outstanding shares entitled to vote must be represented at the Annual Meeting, either by proxy or in person. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. Broker "non-votes" are shares held by a broker, which are "represented" at the meeting for purposes of a quorum, but as to which the broker is not empowered to vote on any proposals.

       Pursuant to Delaware law, Directors are elected by a plurality vote which means that the two nominees receiving the most votes will be elected as Directors. Abstentions and broker "non-votes" are not counted for purposes of the election of Directors.

COST OF PROXY DISTRIBUTION AND SOLICITATION

      We will pay the expenses of distributing the proxy materials and soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees, in person or by telephone, electronic transmission or by facsimile transmission. Mellon Investor Services LLC will distribute the proxy materials to our registered stockholders and, through a search process, obtain information to distribute these materials to our stockholders whose shares are held by a bank, broker or other agency.

ELIMINATE DUPLICATE MAILINGS

     Eligible stockholders who have more than one account in their name or the same address as the other shareholders may authorize us to discontinue mailing of duplicate annual reports and proxy statements. See your proxy card for more information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Southwest Water common stock with the Securities and Exchange Commission. Based on our records and other information, we believe that in 2001, all of our Directors and executive officers met all applicable SEC Section 16(a) filing requirements.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected KPMG LLP as the Company's independent auditors for the year ending December 31, 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                              ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

      The Board of Directors is divided into three classes with terms that expire at successive annual meetings. Two Directors will be elected at the 2002 Annual Meeting to serve for a the three-year term expiring at the Company's Annual Meeting in 2005, or until their successors have been elected and qualified, or until the earliest of their death, resignation or retirement. The Class I Directors nominated for election at our 2002 Annual Meeting are James C. Castle and Maureen A. Kindel.

                       NOMINEES FOR DIRECTORS STANDING FOR
                                ELECTION IN 2002
                                    (CLASS I)

      JAMES C. CASTLE, PH.D., 65, is president and chief executive officer of Castle Information Technologies LLC, an information technology consulting firm. He serves on the boards of DST Systems of California, Inc., PMI Group, Inc. and ADC Telecommunications Inc. Mr. Castle was first appointed a Director in February 2002.

      MAUREEN A. KINDEL, 64, is president of Rose & Kindel, a public affairs firm. Ms. Kindel is past president of the City of Los Angeles Board of Public Works, a founding and current member of the Pacific Council on International Policy, and a board member of the International Women's Forum, the Los Angeles Urban League, the Board of Governors of Town Hall of Los Angeles and the Los Angeles Amateur Athletic Foundation. Ms. Kindel was first elected a Director in 1997.

      The two nominees receiving the most votes will be elected as Directors. Abstentions and broker "non-votes" are not counted for purposes of the election of Directors. The persons named in the enclosed proxy intend to vote the proxy for the election of the two nominees, unless you indicate on the proxy card that your vote should be withheld from one or both of the named nominees. If you are voting by telephone, you will be instructed how to withhold your vote from a nominee or nominees.

                    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                       FOR THE ELECTION OF THESE NOMINEES.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003
                                   (CLASS II)

      LINDA GRIEGO, 53, is president of Zapgo Entertainment Group, a developer and producer of television programming aimed at the young Latino market. She serves on the boards of United California Bank, Blockbuster, Inc., and Granite Construction, Inc. She is also a Los Angeles Director of the Federal Reserve Bank of San Francisco. Ms. Griego was first appointed a Director in October 2001.

      DONOVAN D. HUENNEKENS, 65, is a partner of HQT Homes, a real estate development company and a director of Bixby Ranch Company. Mr. Huennekens was first elected a Director in 1969.

      RICHARD G. NEWMAN, 67, is chairman, chief executive officer and a director of AECOM Technology Corporation, the parent of several subsidiaries that provide architectural, engineering, construction, operations and maintenance services on an international basis. He also serves on the boards of 13 mutual funds managed by the Capital Research and Management Company. Mr. Newman was first elected a Director in 1991.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2004
                                   (CLASS III)

      H. FREDERICK CHRISTIE, 68, is an independent consultant. He retired in 1990 as president and chief executive officer of the Mission Group, a subsidiary of SCEcorp (now Edison International), which oversaw SCEcorp's non-utility businesses. From 1984 to 1987, he served as president of Southern California Edison Company, a subsidiary of SCEcorp. Mr. Christie is a director of Ultramar Diamond Shamrock, IHOP Corporation and Ducommun Incorporated and also serves on the boards of 19 mutual funds managed by the Capital Research and Management Company. Mr. Christie was first elected a Director in 1996.

      ANTON C. GARNIER, 61, has been president and chief executive officer of the Company since 1968, when he was first elected a Director. Mr. Garnier was elected Chairman of the Board in 1996.

      PETER J. MOERBEEK, CPA, 54, is the Company's chief financial officer and secretary, and is also president of ECO Resources, Inc., a subsidiary of the Company. Mr. Moerbeek joined the Company in 1995 as vice president of finance, chief financial officer and secretary. Mr. Moerbeek was first elected a Director in April 2001.

                         OFFICERS WHO ARE NOT DIRECTORS

      MAURICE W. GALLARDA, P.E., 48, joined the Company and was appointed vice president of new business development in August 1999. He has more than 20 years of experience in corporate development and marketing and leads the Company's efforts to expand into new markets and services.

      ROBERT W. MONETTE, P.E., 53, was elected a vice president of the Company in November 2001. He is the president and a Director of Operations Technologies, Inc. (OpTech), a subsidiary of the Company, which he founded and has led since 1994.

      THOMAS C. TEKULVE, CPA, 50, joined us in February 1999 as vice president of finance. He oversees finance, accounting and information systems and provides guidance in strategic planning for the Company and its subsidiaries. Mr. Tekulve has 25 years of experience in finance.

      SHELLEY A. FARNHAM, 46, joined the Company in July 1998 as vice president of human resources. She has more than 20 years of experience in the human resources field. Ms. Farnham oversees organizational planning and development, employee relations, training, compensation and benefits administration for the Company and its subsidiaries.

      MICHAEL O. QUINN, 55, is president of Suburban Water Systems (Suburban), a subsidiary of the Company. Mr. Quinn has been with the Company for over 28 years, serving as treasurer of Suburban prior to his move to ECO as president between 1985 and 1992. He rejoined Suburban and was promoted to president in 1996.

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

BY DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth, as of March 29, 2002, the number of shares of each class of equity securities of the Company beneficially owned by each Director and executive officer of the Company and its subsidiaries, and by all Directors and executive officers as a group. All securities are common stock and, except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

-----------------------------------------------------------------------------------------------------
                                      NUMBER OF      EXERCISABLE       TOTAL NUMBER OF
NAME OF                                SHARES          OPTIONS            SHARES AND
BENEFICIAL OWNER AND                 BENEFICIALLY    BENEFICIALLY    EXERCISABLE OPTIONS    PERCENTAGE
CAPACITY WITH COMPANY                   OWNED          OWNED(a)       BENEFICIALLY OWNED     OF CLASS
---------------------                ------------    ------------    -------------------    ----------
James C. Castle                              0               0                   0                *
H. Frederick Christie                   13,022          21,731              34,753                *
Linda Griego                                 0               0                   0                *
Donovan D. Huennekens                   47,659(b)       20,341              68,000                *
Maureen A. Kindel                        4,428          16,515              20,943                *
Richard G. Newman                       26,932(c)       25,791              52,723                *
Anton C. Garnier                       221,074(d)      230,666             451,740              4.6%
Peter J. Moerbeek                       19,797(e)      187,596             207,393              2.2%
Michael O. Quinn                        17,816(f)       25,577              43,393                *
Robert W. Monette                       27,995               0              27,995                *
Maurice W. Gallarda                          6          14,764              14,770                *
All Directors and Executive
Officers as a Group(11)                378,729         542,981             921,710              9.6%
-----------------------------------------------------------------------------------------------------

* Indicates less than one percent of class of stock.

(a)  Includes options that become exercisable on or before May 31, 2002.

(b) Mr. and Mrs. Huennekens hold all the 47,659 shares of common stock as trustees of a revocable trust for their benefit. Mr. Huennekens is a trustee of the trust and has shared voting and investment power with respect to the shares.

(c) Mr. and Mrs. Newman hold all 26,932 shares of common stock as trustees of a revocable trust for their benefit. Mr. Newman is a trustee of the trust and has shared voting and investment power with respect to the shares.

(d) Included in the table are 148,348 common shares owned by Mr. and Mrs. Garnier as trustees of a revocable trust for their benefit. Mr. Garnier is a trustee of the trust and has shared voting and investment power with respect to the shares. Also included in the table are 15,750 common shares representing Mr. Garnier's proportionate interest in a corporation of which Mr. Garnier is president, a director and a stockholder. Mr. Garnier has sole voting and investment power with respect to these shares.

(e) Mr. and Mrs. Moerbeek hold all the 19,797 shares of common stock as trustees of a revocable trust for their benefit. Mr. Moerbeek is a trustee of the trust and has shared voting and investment power with respect to the shares.

(f) Excludes 3,888 shares of common stock held by Mr. Quinn's wife over which Mr. Quinn has no voting or investment control, and Mr. Quinn disclaims beneficial ownership of these shares.

BY OTHERS

      The following table identifies others who own more than five percent of any class or series of the Company's outstanding voting securities as of the Record Date:

                                                             Number of
                                                               Shares                     Percentage
      Class of          Name and Address                    Beneficially    Percentage    of Voting
       Stock           Of Beneficial Owner                     Owned         Of Class       Power
       -----           -------------------                     -----         --------       -----
    Series "A"    Lincoln National Life Insurance Co.          3,607            35%         0.2%
    Preferred     C/O Banker's Trust
                  P.O. Box 704, Church Street Station
                  New York, NY 10008

    Common        David L. Babson & Company, Inc.            674,245(1)        7.3%         7.3%
                  One Memorial Drive
                  Cambridge, MA 02142

(1) Based on a Schedule 13G dated January 28, 2002, filed with the Securities and Exchange Commission.

                            GOVERNANCE OF THE COMPANY

      The Board of Directors, which is elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. The Board selects the executive management team, which is charged with the conduct of the Company's business. Having selected the executive management team, the Board acts as an advisor to senior management and monitors its performance.

      It is a policy of the Company that the Board consist of a majority of outside Directors and that the number of Directors not exceed a number that can function efficiently as a body. The Nominating Committee, in consultation with the Chairman and CEO, considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Nominating Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, retirement or any other reason. Candidates are selected for their character, judgment, business experience and acumen. Final approval of a candidate is determined by the full Board. All Directors are expected to be stockholders.

      Monroe Harris, who served as a Director for 17 years, stepped down in January 2002. In October 2001, Linda Griego was appointed to fill his position.

                      COMMITTEES OF THE BOARD OF DIRECTORS

      AUDIT COMMITTEE. As set forth in a written charter adopted in 2001, the Audit Committee is charged with assisting the Board in monitoring the integrity of the Company's internal controls and financial reporting process, the independence and performance of the Company's external independent auditors, compliance with legal and regulatory requirements and review of areas of significant financial risk to the Company. Current members of the Audit Committee are Mr. Huennekens (chair), Mr. Christie and Ms. Kindel. During 2001, the Audit Committee met five times.

      COMPENSATION COMMITTEE. The Compensation Committee is responsible for reviewing the Company's general compensation strategy, establishing salaries and reviewing benefit programs, including pensions, for all executive officers, and reviewing, approving and overseeing the Company's incentive compensation and stock option plans. Current members of the Compensation Committee are Mr. Christie (chair), Mr. Huennekens and Mr. Newman. The Compensation Committee met five times during 2001.

      NOMINATING COMMITTEE. The Nominating Committee is charged with establishing criteria for the selection of nominees for election of Directors, reviewing the qualifications of potential nominees, making recommendations to the Board with respect to nominees for election and reviewing, on a long-term basis, the size and composition of the Board. Current members of the Nominating Committee are Ms. Kindel (chair), Mr. Christie, Mr. Newman and Mr. Garnier. During 2001, this Committee held no separate meetings. Qualifications of potential directors were reviewed during meetings of the full Board.

      INVESTMENT/ACQUISITION COMMITTEE. The Investment/Acquisition Committee provides direction to the Board in the areas of long-term planning, new business development, acquisitions and mergers and overall investment policy. Current members of the Investment/Acquisition Committee include Mr. Newman (chair), Mr. Christie and Mr. Moerbeek. During 2001, this committee held no separate meetings. Investment/acquisition matters were discussed as part of regularly scheduled Board meetings.

      During 2001, the Board of Directors held 7 meetings and Board Committees met a total of 11 times. In 2001, all of our Directors attended more than 88% of the meetings of the Board and Board Committees on which they served.

DIRECTOR COMPENSATION

      BASE COMPENSATION. Each non-employee Director receives an annual retainer of $12,000. In addition, the chair of each Board committee receives $1,200 per year. Non-employee Directors also receive a fee of $1,000 for attending each Board meeting, committee meeting and long-range planning meeting. When a committee meeting is held on the same day as a Board meeting, the committee fee is $500. Directors who are also employees of the Company receive no additional compensation for service as Directors.

      OPTIONS. Non-employee Directors receive an initial grant of 5,000 shares of the Company's stock when he or she becomes a Director. In addition, each Director receives an automatic award of 5,000 shares at each subsequent Annual Meeting.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. No member of the Company's Compensation Committee is a current or a former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company's Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee meets the independence requirements set by the National Association of Securities Dealers.

      The Board of Directors has adopted a written charter setting forth the audit-related functions the Audit Committee is to perform. The Audit Committee reviewed this charter in March 2002. A copy of the charter was attached to last year's proxy statement.

      Management is responsible for Southwest Water's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee this process.

      In the context stated above, the Audit Committee has met and held discussions with management and with our independent auditors, KPMG LLP. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees".

      Southwest Water's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent auditors that firm's independence.

      Based upon the Audit Committee's review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Donovan D. Huennekens, Chair
H. Frederick Christie
Maureen A. Kindel


March 25, 2002


INDEPENDENT PUBLIC ACCOUNTANT FEES

The following table sets forth the aggregate fees billed to the Company by KPMG LLP for the fiscal year ended December 31, 2001:

      Audit Fees...............................................................  $146,000
                                                                                 --------

      Financial Information Systems Design and Implementation..................  $      0
                                                                                 --------

      All Other Fees:
          Review of SEC Form S-3 Filings.............................. $54,400
          Audit of Employee Retirement and Profit Sharing Plans.......  22,800
          Review of Corporate Income Tax Returns and
              Other Income Tax Matters................................   9,700
          Other Fees..................................................  14,100
                                                                       -------

      Total All Other Fees.....................................................  $101,000
                                                                                 --------

RELATED PARTY TRANSACTIONS

      In 2001, Suburban made lease payments of $52,958 for the use of water rights owned by a family trust of Mr. Garnier. The payments made to the family trust were at the same rate and terms as payments made to non-related parties.

      The foregoing transactions were reviewed and approved by the non-employee Directors of the Company. Mr. Garnier did not participate in the Board's consideration of these transactions.

                                PERFORMANCE GRAPH

      The following graph compares the cumulative total return to holders of the Company's common stock during the most recent five fiscal years versus the average return to investors during the same period achieved by 12 publicly held water utilities listed in the Edward Jones Water Utility Index and that achieved by the Standard and Poor's Index of 500 Companies. The comparison assumes that $1,000 was invested on December 31, 1996, and the cumulative total return assumes the reinvestment of dividends. The historical stock performance shown on the graph is not necessarily indicative of future stock performance.



                              [PERFORMANCE GRAPH]


                   1996        1997        1998        1999        2000        2001
                   ----       ------      ------      ------      ------      ------
SWWC              1000.00     1358.50     1550.40     2273.60     2300.70     2913.60
-------------------------------------------------------------------------------------
WATER UTILITY     1000.00     1379.30     1716.30     1519.20     1924.00     2482.60
-------------------------------------------------------------------------------------
S&P 500           1000.00     1333.50     1714.60     2075.30     1884.00     1662.30
-------------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

Executive Officer Compensation Philosophy


      The compensation philosophy for executive officers is to ensure that compensation be directly linked to continuous improvements in the Company's financial performance and stockholder value. To implement this philosophy, the Compensation Committee is guided by the following objectives: (1) enable the Company to attract and retain highly qualified executives, (2) focus executives' efforts on the fulfillment of Company annual and long-term business objectives and strategies, and (3) ensure that a portion of executive compensation is tied to specific performance measures. The Committee has retained outside consultants and executive compensation specialists in evaluating and modifying the current executive compensation plan.

Executive Compensation

      In determining the base salary of executives, the Compensation Committee considers individual performance, the performance of the operations directed by the executive, and the competitive salary levels of executives in companies of similar size and complexity. Competitive salary information, obtained primarily through published compensation surveys, is used to determine the reasonableness of total compensation, which includes base salary and incentive compensation. For executives other than the Chief Executive Officer, the Compensation Committee also considers the recommendations of the Chief Executive Officer.

Annual Incentive Compensation

      The Compensation Committee believes that the Company's short-term objectives are enhanced with annual performance-based incentive compensation for its executives. Annual incentive awards are based on meeting certain financial objectives for the Company and on an executive's achievement of goals in his or her area of responsibility. Executive performance objectives include both quantitative and qualitative criteria. As an executive's level of responsibility increases, a greater portion of potential total cash compensation is at risk in the form of annual performance-based incentives.

      Financial goals and performance-based measures are established by the Compensation Committee at the beginning of each year. Awards are made at the end of the year based on actual performance. Each year, the Compensation Committee establishes a performance threshold. No awards are made if the performance threshold is not met. In 2001, the results for the year exceeded the threshold set by the Compensation Committee, and incentive compensation awards were approved for the Company's executives.

Long-term Incentive Compensation

      The purpose of long-term incentives is to encourage and facilitate long-term Company performance by greater personal stock ownership by the executive officers and thus strengthen both their personal commitments to the Company and a longer-term perspective in their managerial responsibilities. This component of an executive officer's compensation links the officer's interests with the Company's long-term goals and with the interests of the Company's stockholders. Currently, the primary form of long-term incentive compensation is non-qualified stock options. The Compensation Committee approves stock options for all executives and managers.

      In determining the number of stock options awarded, the Compensation Committee considers a number of factors including the executive's pay level, responsibilities in the organization and ability to significantly improve future financial results. In addition, the Compensation Committee compares the Company's option grant levels with similar industry practices.

Chief Executive Officer Compensation

      Anton C. Garnier has been President and Chief Executive Officer of the Company since November 1968 and Chairman of the Board since August 1996. The Compensation Committee reviewed Mr. Garnier's 2001 performance based on the performance of the Company as a whole and his performance with respect to quantitative and qualitative objectives approved at the start of the year by the Compensation Committee. The Compensation Committee carefully considered the Company's continuing improvements in short-term and long-term financial results, including earnings improvement, new business development, return on equity and the creation of stockholder value. The Compensation Committee also evaluated Mr. Garnier's progress in attaining qualitative objectives in areas such as investor relations, planning for the company's long-term future, setting strategic objectives, and communications. The Compensation Committee did not use specific weighting factors with respect to quantitative and qualitative performance measures.

      In determining Mr. Garnier's performance for 2001, the Compensation Committee gave particular emphasis to the Company's consistent earnings while continuing to provide attractive shareholder returns during a challenging year, as well as positioning the Company for the future. After the Compensation Committee's deliberations, the Compensation Committee increased Mr. Garnier's annual salary to $320,000, effective January 1, 2002, and awarded him an incentive compensation amount of $160,000 for 2001. In addition, on February 7, 2002, the Compensation Committee awarded Mr. Garnier a stock option grant of 55,000 shares of the Company's common stock in recognition of the Company's 5-year performance.


COMPENSATION COMMITTEE

H. Frederick Christie (Chair)
Donovan D. Huennekens
Richard G. Newman

February 7, 2002

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------
                                                                         LONG-TERM
                                    ANNUAL COMPENSATION                 COMPENSATION
                                    -------------------                 ------------
                                                                                 STOCK
           NAME AND                                       SALARY       BONUS     OPTIONS
      PRINCIPAL POSITION                   YEAR          ($)(1)(2)      ($)      (#)(3)
Anton C. Garnier                           2001           290,000     160,000    52,500
   Chairman, Chief Executive               2000           255,000     175,000    59,062
   Officer and President                   1999           240,000     160,000    59,062
Peter J. Moerbeek                          2001           210,000      54,600    45,150
   Chief Financial Officer and             2000           200,000     116,620    44,625
   Secretary of the Company;               1999           190,000     123,709    88,594
   President, ECO Resources, Inc.
Michael O. Quinn                           2001           170,498      44,465     5,250
   President,                              2000           163,000      42,030     3,937
   Suburban Water Systems                  1999           157,040      32,562     6,890
Robert W. Monette                          2001           200,000      35,000    26,250
   Vice President of the Company           2000                --          --        --
   President,                              1999                --          --        --
   Operations Technologies, Inc.
Maurice W. Gallarda                        2001           167,680     107,140    15,750
   Vice President, Business                2000           160,000     128,680     9,844
   Development                             1999           155,000      38,750    15,749
---------------------------------------------------------------------------------------

(1) The salary shown in 1999 for Mr. Gallarda, who joined the Company in August 1999, is annualized based upon a full year of employment. Mr. Gallarda's actual salary for 1999 was $64,580.

(2) The salary shown in 2001 for Mr. Monette, who joined the Company in August 2001, is annualized based upon a full year of employment. Mr. Monette's actual salary for 2001 was $66,667.

(3) Stock Options have been adjusted to reflect all stock dividends/splits and were granted at fair market value on the date of grant.

EXECUTIVE OFFICERS' CHANGE OF CONTROL COMPENSATION AGREEMENTS

      In 1998, Messrs. Garnier and Moerbeek entered into change of control compensation agreements with the Company and in 2001 Mr. Monette entered into a similar change of control agreement. The Company has agreed to provide benefits and payments to Messrs. Garnier, Moerbeek and Monette based on 2.99 times their respective average five-year compensation if certain conditions are met.

      In 1995, Mr. Quinn entered into a change of control compensation agreement with the Company. In 1999, Mr. Gallarda entered into a similar agreement. Under these agreements, the Company has agreed to provide severance benefits and payments to Messrs. Quinn and Gallarda based on 1.5 times their respective average five-year compensation if certain conditions are met.

      For the purpose of these agreements, a "change in control" is generally defined as a change in the person or persons owning, directly or indirectly, sufficient voting stock to elect the Board of Directors for the entity that employs an executive. These compensation agreements are in addition to the plans described under the heading "Supplemental Executive Retirement Plan."

      The agreements for Messrs. Garnier, Moerbeek, Quinn, Monette, and Gallarda will be triggered if one of the following conditions is met: (1) termination of the executive's employment by his employer prior to the second anniversary of a change in control, other than termination by retirement or for death, disability or cause; or (2) termination of executive's employment by the executive within two years after a change in control for "good reason" (including assignment of executive to duties inconsistent with executive's position, duties, responsibilities and status prior to the change in control or, alternatively, a reduction in salary, a significant reduction in benefits, an elimination of stock plans or a relocation of employment greater than 50 miles). Under these agreements, cash severance payments are based upon base salary, auto benefits, bonuses and certain life insurance premium amounts paid by the employer. Cash severance payments are payable within five days after termination of employment. Cash severance amounts as of December 31, 2001, assuming termination met the requirements for a severance payment are as follows: Mr. Garnier - $1,131,628; Mr. Moerbeek - $938,688; Mr. Quinn - $287,537; Mr. Monette - approximately $470,000, and Mr. Gallarda - $303,908. In addition to the cash payment, each executive is entitled to certain health insurance benefits with a value of approximately $25,000, and outplacement services with a maximum benefit of $15,000 each for Messrs. Garnier, Moerbeek and Monette, and $4,000 each for Messrs. Quinn and Gallarda.

               NON-EMPLOYEE DIRECTOR STOCK OPTIONS GRANTED IN 2001

-------------------------------------------------------------------------
                                                  INDIVIDUAL GRANTS
                                               EXERCISE
                                 OPTIONS      BASE PRICE     EXPIRATION
  ELIGIBLE DIRECTORS            (#)(1)(2)      ($/SH.)          DATE
James C. Castle                     0             0                 --
H. Frederick Christie             5,250         $12.48         5/23/08
Linda Griego                      5,000         $14.23        11/30/08
Donovan D. Huennekens             5,250         $12.48         5/23/08
Maureen A. Kindel                 5,250         $12.48         5/23/08
Richard G. Newman                 5,250         $12.48         5/23/08
-------------------------------------------------------------------------

(1)  Options vest 50% per year for two years.

(2) All options and option exercise prices reflect a 5% stock dividend on October 1, 2001.


    NON-EMPLOYEE DIRECTOR OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

-------------------------------------------------------------------------------------------------------------
                               SHARES                         NUMBER OF             VALUE OF UNEXERCISED IN
                              ACQUIRED                   UNEXERCISED OPTIONS          THE-MONEY OPTIONS AT
                                 ON        VALUE         AT DECEMBER 31, 2001          DECEMBER 31, 2001
    NON-EMPLOYEE              EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
    DIRECTOR NAME              (#)(1)       ($)                                             ($)(2)
                                -----      ------          ------------                 --------------
James C. Castle                   0          0                  0/    0                       0/     0
H. Frederick Christie             0          0             15,987/8,531                 123,136/23,710
Linda Griego                      0          0                  0/5,250                       0/     0
Donovan D. Huennekens           4,066      26,336          14,527/8,531                 109,181/23,710
Maureen A. Kindel                 0          0             10,609/8,531                  68,790/23,710
Richard G. Newman                 0          0             19,885/8,531                 167,246/23,710
-------------------------------------------------------------------------------------------------------------

(1) Shares acquired on exercise reflect restatement for a 5% stock dividend on October 1, 2001.

(2) Difference between fair market value at fiscal year-end of $14.12 and option exercise price.

      At December 31, 2001, the Non-Employee Director Group had a total of 110,490 stock options outstanding with weighted average exercise price of $9.37 per share. The stock options shown in the above table include stock options granted under the current Director Option Plan and those granted previously under the Company's Stock Option Plan.

OPTION GRANTS TO NAMED EXECUTIVE OFFICERS IN 2001

      The following table provides a summary of information on the potential realizable value of stock options granted in 2001. Exercise prices and numbers of options reflect a 5% stock dividend, on October 1, 2001.

---------------------------------------------------------------------------------------------------------------
                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                    AT ASSUMED ANNUAL RATES
                                                                                  OF STOCK PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                             FOR 10-YEAR OPTION TERM

                                         % OF TOTAL
                                          OPTIONS     EXERCISE
                                         GRANTED TO      OR
                                         EMPLOYEES      BASE                   AT 0%      AT 5%        AT 10%
                               OPTIONS       IN        PRICE                  ANNUAL      ANNUAL       ANNUAL
                               GRANTED     FISCAL     ($/SH.)    EXPIRATION   GROWTH      GROWTH       GROWTH
EXECUTIVE                      (#)(1)       YEAR        (2)         DATE      RATE($)   RATE($)(4)   RATE($)(4)
Anton C. Garnier               52,500        20%       10.71        2008         0         353,612       896,122
Peter J. Moerbeek              45,150        17%       10.71        2008         0         304,106       770,665
Michael O. Quinn                5,250         2%       10.71        2008         0          35,361        89,612
Robert W. Monette              26,250        10%       12.10        2008         0         140,318       411,573
Maurice W. Gallarda            15,750         6%       10.71        2008         0         106,084       268,836
All Stockholders(3)               N/A        N/A         N/A        N/A         N/A     81,545,918   206,653,366
All Optionees                  26,105       100%       11.06        2008         0       1,858,100     4,708,791
All Optionees' Gain
As % of Total
Stockholders' Gain                N/A        N/A         N/A        N/A         N/A           2.3%          2.3%
---------------------------------------------------------------------------------------------------------------

(1) Options vested 20 percent per year until fully vested. The options were granted for a term of seven years and one day, subject to earlier cancellation upon certain events related to termination of employment. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, or by offset of the underlying shares, subject to certain conditions.

(2) All exercise prices represent fair market value on the date of grant and reflect a 5% stock dividend on October 1, 2001.

(3)  Based on total number of shares outstanding at December 31, 2001.

(4) Potential realizable values are based on assumed annual rates of return specified by the Securities and Exchange Commission. Southwest Water Company's management has consistently cautioned stockholders and option holders that such increases in values are based on speculative assumptions and should not inflate expectations of the future value of their holdings.

OPTIONS EXERCISED IN 2001 AND YEAR-END OPTION VALUES

      The following table shows information on exercised and unexercised stock options, value realized and the value of unexercised options during the Company's most recent fiscal year for the chief executive officer of the Company and the other named executive officers.

----------------------------------------------------------------------------------------------------------------------------
                                          SHARES                       NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                         ACQUIRED                            OPTIONS              IN-THE-MONEY OPTIONS AT
                                            ON           VALUE         AT DECEMBER 31, 2001          DECEMBER 31, 2001
                                         EXERCISE       REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
EXECUTIVE                                 (#)(1)          ($)                  (#)                         ($)
Anton C. Garnier                          39,068        285,757          178,035/165,999             1,576,717/793,309
Peter J. Moerbeek                              0              0          144,507/157,829             1,239,999/783,054
Michael O. Quinn                           6,933         62,297           19,840/ 16,286               172,457/ 84,400
Robert W. Monette                              0              0                0/ 26,250                     0/ 53,025
Maurice W. Gallarda                            0              0            8,267/ 33,074                47,402/139,703
----------------------------------------------------------------------------------------------------------------------------

(1) Shares acquired on exercise reflect restatement for the 5% dividend on October 1, 2001.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      The Southwest Water Company Supplemental Executive Retirement Plan (the "SERP") was adopted by Southwest Water Company effective May 8, 2000. An employee must be selected by the Compensation Committee of the Board of Directors to participate in the SERP. Two executive officers of the Company are participants in the SERP, Messrs. Garnier and Moerbeek. Under the SERP, in most cases, a vested participant with five to ten years of service will be eligible for a yearly benefit for his or her lifetime beginning at age 65 equal to: (1) the participant's average annual compensation multiplied by (2) the applicable compensation percentage as defined by the SERP less (3) the Social Security benefit for the most recent five years of employment and less (4) benefits received under the Company-sponsored Noncontributory Defined Benefit Pension Plan (the "Pension Plan"). The Pension Plan was terminated December 30, 1999.

      The following table shows the estimated annual benefits that would be payable to participants in the SERP at age 65.

      -----------------------------------------------------------------------
                                                ESTIMATED ANNUAL BENEFIT
        5-YEAR AVERAGE                            FOR YEARS OF SERVICE
      ANNUAL COMPENSATION                             INDICATED
             $                                             $

                                           15 YEARS     25 YEARS     35 YEARS
          200,000                           24,100       18,200       27,400
          240,000                           36,100       38,200       55,400
          280,000                           48,100       58,200       83,400
          320,000                           60,100       78,200      111,400
      -----------------------------------------------------------------------

      The compensation used in determining final average compensation under the SERP is the participant's base salary and excludes bonuses and other forms of compensation.

      On December 31, 2001, the base compensation for the participating officers was: Anton C. Garnier - $290,000 and Peter J. Moerbeek - $210,000. Their years of credited service were 32 and 7, respectively. The SERP is currently funded through corporate-owned life insurance.

           REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY
            PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF
                                  STOCKHOLDERS

      Stockholder proposals (including nomination of a person for election to the Board of Directors) to be included in the proxy statement for the 2003 Annual Meeting must be received by the Company's Secretary not later than December 9, 2002. In order for proposals to be included, you must comply with the rules of the Securities and Exchange Commission governing the submission of stockholder proposals.

     Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the meeting of the Board of by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 90 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate from and in addition to the Securities and Exchange Commission's requirements that the shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement.

     All proposals should be submitted in writing to the Company's Secretary at 225 North Barranca Avenue, Suite 200, West Covina, California 91791-1605.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE OR MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.


                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        PETER J. MOERBEEK
                                        SECRETARY


APRIL 9, 2002

                                  DIRECTIONS TO
                             SOUTHWEST WATER COMPANY
                         ANNUAL MEETING OF STOCKHOLDERS
                    MAY 13, 2002 AT 10:00 A.M. (Pacific Time)



                                     [MAP]



SUGGESTED ROUTE:
EXIT THE HARBOR FREEWAY (110) AT 4TH STREET. TAKE 4TH STREET EAST TO OLIVE STREET, TURN LEFT.
HOTEL IS ABOUT 100 YARDS ON THE LEFT SIDE OF THE STREET. CIRCULAR DRIVE IN
FRONT.

PARKING:
TO RECEIVE COMPLIMENTARY PARKING, PLEASE TELL THE ATTENDANT THAT YOU ARE ATTENDING SOUTHWEST WATER COMPANY'S ANNUAL MEETING.


                             OMNI LOS ANGELES HOTEL
                   LOCATED ON BUNKER HILL AT CALIFORNIA PLAZA
                             251 SOUTH OLIVE STREET
                                   LOS ANGELES
                                 (213) 617-3300

                            SOUTHWEST WATER COMPANY

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 2002
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     Anton C. Garnier and Peter J. Moerbeek, each with the power of substitution, are hereby appointed by the stockholder(s) named on the reverse side of this Proxy to vote all eligible shares of common or preferred stock of Southwest Water Company at the Annual Meeting of Stockholders to be held on May 13, 2002, or any adjournments thereof, on the matters set forth on the reverse side in accordance with any directions given by the stockholder(s) and, in the discretion of the Proxy holders, on all other matters that may properly come before the Annual Meeting or any adjournments thereof.


     IMPORTANT - PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY OR VOTE BY TELEPHONE.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR BOTH DIRECTOR NOMINEES.


                          *   FOLD AND DETACH HERE  *


                            SOUTHWEST WATER COMPANY

                             YOUR VOTE IS IMPORTANT

                        You can vote in one of two ways:


1. Mark, date, sign and return your Proxy by detaching the top portion of this sheet and returning it in the enclosed envelope.


                                       OR


2. Call toll-free 1-800-435-6710 on a touch-tone telephone and follow the instructions on the reverse side of this card. There is NO CHARGE to you for this call.

                                                               PLEASE MARK
                                                               YOUR VOTES AS [X]
                                                               INDICATED IN
                                                               THIS EXAMPLE


1. Election as director of the nominees listed in the accompanying Proxy Statement.

                            WITHHOLD AUTHORITY
FOR the nominees             to vote for the                  01 James C. Castle
listed at right          nominees listed at right             02 Maureen A. Kindel
      [ ]                          [ ]


(INSTRUCTION: To withhold authority to vote for either individual nominee, write that nominee's name on the space provided below.)

-------------------------------------------------------------------------------

2. Transact other business as may properly come before the Annual Meeting and any adjournment or postponement.

I/WE PLAN TO ATTEND THE MEETING  [ ]

Signature                        Signature                     Date
         ------------------------         ---------------------    -------------

NOTE: Please sign as name appears hereon. Joint owners should both sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

                            * FOLD AND DETACH HERE *


                           VOTE BY TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

             TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                  THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME
         MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                   TELEPHONE
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

                      IF YOU VOTE YOUR PROXY BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.